UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Diversa Corporation’s Form 8-K dated January 10, 2006 (the “Original 8-K”) is being filed to provide updated estimates for 2006 charges related to Costs Associated With Exit or Disposal Activities filed under Item 2.05 of the Original 8-K, and to provide actual 2005 charges recorded for Material Impairments filed under Item 2.06 of the Original 8-K.

Item 2.05.	Costs Associated With Exit or Disposal Activities

On January 5, 2006, Diversa Corporation (the “Company”) issued a press release announcing that it will reorganize to focus the Company’s resources on advancing its most promising product candidates and enhancing its marketing and sales operations. The Company’s Board of Directors approved the reorganization plan on January 4, 2006. In connection with this reorganization, the Company has reduced its workforce by approximately 85 employees, and will consolidate the Company’s facilities. This headcount reduction is anticipated to result in approximately $2.0 million to 2.5 million in severance-related costs in the first quarter of 2006. The Company anticipates additional charges in 2006 of $11.0 million to $14.5 million related to the consolidation of the Company’s facilities and other restructuring activities.

The following tables sets forth a summary of estimated costs by major category, and an estimate of the timing of these expenditures (in millions):

Description	Estimate of Charges First Quarter 2006	Estimate of Charges Beyond First Quarter 2006	Estimate of Total Charges
Employee Separation Costs	$2.0 to 2.5	$—	$2.0 to 2.5
Facilities Consolidation	11.5 to 12.0	1.5 to 2.0	13.0 to 14.0
Other	0.5	—	0.5

Total	$13.5 to 15.0	$1.5 to 2.0	$15.0 to 17.0

The Company expects that these charges will result in future cash expenditures of $15.0 to $17.0 million through 2015.

Item 2.06	Material Impairments

In connection with the reorganization described above, the Company recognized a $45.7 million charge in the fourth quarter of 2005 for impairment to certain of its assets. This charge was determined on February 27, 2006 following a complete review and valuation of the Company’s tangible assets that may no longer be utilized and intangible assets that are not essential to the Company’s current focus. These intangible assets resulted primarily from the Company’s acquisition in 2003 of assets from the Torrey Mesa Research Institute (“TMRI”). The Company engaged a third party to complete an independent valuation of these intangible assets, among others.

The following sets forth a summary of the $45.7 million in impairment charges the Company recorded during the fourth quarter of 2005 (in millions):

Intangible assets acquired in connection with our 2003 transactions with Syngenta:

Core technology	$30.0
Research collaboration	10.6

Subtotal	$40.6
Other:
Intellectual property licenses	$2.9
Property and equipment	2.2

Total impairment charges	$45.7

These impairment charges will not result in future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Date: March 1, 2006	By:	/s/ Anthony E. Altig
Anthony E. Altig
Senior Vice President, Finance and
Chief Financial Officer